Exhibit 99.1

ExamWorks Reports Third Quarter 2011 Financial Results

ATLANTA, GA. November 3, 2011– ExamWorks Group, Inc. (NYSE: EXAM), a leading provider of independent medical examinations (IMEs), peer reviews, bill reviews and related services, today reported financial results for the third quarter of 2011.

Third Quarter 2011 and Acquisition Highlights

•	Revenues for the third quarter of 2011 were $109.2 million, an increase of $60.6 million, or 125%, over the year-ago quarter revenue of $48.6 million.

•
Adjusted EBITDA for the third quarter of 2011 was $17.1 million, an increase of $7.2 million, or 73%, over the year-ago quarter adjusted EBITDA of $9.9 million.  Adjusted EBITDA is a non-GAAP measure that is described and reconciled to net loss below and is not a substitute for the GAAP equivalent.

•
Since our second quarter report, we completed six acquisitions.  Due to the timing of these acquisitions, there was no revenue or adjusted EBITDA contribution in the third quarter of 2011.We acquired approximately $41 million in revenue and $9.7 million in adjusted EBITDA for an aggregate contractual purchase price of approximately $45.5 million, or a blended multiple of 4.7x of adjusted EBITDA.  The purchase price includes the issuance of 203,000 shares of common stock.

•
On August 8, 2011, the company announced that its Board of Directors authorized the implementation of a share repurchase program to repurchase up to $20.0 million of outstanding shares of the company’s common stock.  Through October 2011, the company repurchased 723,000 shares of its common stock for $7.3 million, of which 317,000 shares were repurchased in the third quarter of 2011 for $3.5 million.  As of today, $12.7 million remains authorized under this plan.

Business Highlights

•
ExamWorks remains the market leader in the United States and the United Kingdom, and holds a major and growing position in Canada, for the provision of IMEs, peer reviews, bill reviews and related services

•
We currently perform approximately 900,000 IME and related service transactions per year, utilizing our panel of over 29,000 doctors and medical providers. We service our customers out of 45 operating centers in three countries with approximately 1,850 full time employees

•	We more than doubled our revenues since our IPO in October 2010 and we now operate under several leading brands including, but not limited to, ExamWorks, MES and Premex

•	We expect fiscal year 2011 pro forma revenues to be approximately $480 million, with pro forma adjusted EBITDA and operating cash flow of approximately $80 million and $50 million, respectively

•
We have successfully validated our robust technology infrastructure and processes by completing an SSAE 16, SOC 1, Type 2 audit (formerly known as SAS 70) for all of the ExamWorks companies in the United States and Canada

Financial Review

Revenues – For the three months ended September 30, 2011, revenues were $109.2 million, an increase of 125% over the $48.6 million in revenues in the third quarter of 2010.  In the three months ended September 30, 2011, the MES and Premex acquisitions contributed $35.8 million and $22.3 million of revenue, respectively, and ExamWorks contributed $51.1 million.  For the three months ended September 30, 2011, pro forma revenues were $119.0 million compared to $123.5 million of pro forma revenues in the third quarter of 2010, representing a pro forma decline of approximately 4%.  Pro forma revenues for the three months ended September 30, 2011 and September 30, 2010 assumes that the 2010 and 2011 acquisitions, including the acquisitions announced today, were completed on January 1, 2010.

The 4% decline was due primarily to (1) restrictions associated with performing examinations in the state of Washington and (2) legislative impacts in the province of Ontario.  The restrictions in the state of Washington were lifted in late October with meaningful revenue recognition expected to resume in January 2012.  The legislative impact in the province of Ontario we expect will continue through the first half of 2012 and improve thereafter.

Costs of revenues – For the three months ended September 30, 2011, costs of revenues were $72.1million, an increase of 137% over the $30.4 million in costs of revenues in the third quarter of 2010. The change was primarily due to the acquired costs of revenues for acquisitions completed in 2010 and 2011.  Costs of revenues as a percentage of revenues for the third quarter of 2011 were 66% compared to 66% in the second quarter of 2011 and 63% in the third quarter of 2010.

Selling, general and administrative expenses (“SGA”) – For the three months ended September 30, 2011, SGA expenses were $22.8 million, an increase of 138% over the $9.6 million in SGA expenses in the third quarter of 2010.  The change was primarily due to the acquired SGA for acquisitions completed in 2010 and 2011. Included in SGA expenses in the third quarter of 2011 are $1.7 million in share-based compensation expenses, $477,000 in acquisition-related transaction costs, and $21,000 in other non-recurring costs. Included in SGA expenses in the third quarter of 2010 are $261,000 in share-based compensation expenses and $1.1 million in acquisition-related transaction costs.

Depreciation and amortization expenses (“D&A”) – For the three months ended September 30, 2011, D&A expenses were $13.1 million, an increase of 122% over the $5.9 million in D&A expenses in the third quarter of 2010.  The change was primarily due to acquisitions completed in 2010 and 2011.  For the three months ended September 30, 2011, depreciation expense was $1.0 million and amortization expense was $12.1 million.

Interest and other expenses, net – For the three months ended September 30, 2011, interest and other expenses, net were $5.3 million, an increase of 112% over the $2.5 million in interest and other expenses, net in the third quarter of 2010.  Included in interest and other expenses, net in the third quarter of 2011 are $5.4 million of interest expenses and deferred loan cost amortization.  Additionally, in the third quarter of 2011, ExamWorks recorded a loss on early extinguishment of debt of $621,000 as a result of the July 2011 amendment to the senior revolving credit facility.

Adjusted EBITDA – For the three months ended September 30, 2011, adjusted EBITDA was $17.1 million, an increase of 73% over the $9.9 million in adjusted EBITDA in the third quarter of 2010.  Adjusted EBITDA is a non-GAAP measure that is described and reconciled to net loss below and is not a substitute for the GAAP equivalent.

Other financial data – In the third quarter 2011, we generated $10.4 million of cash flow from operations compared to $7.4 million in the prior year quarter.  We ended the quarter with $29.9 million of cash on hand and approximately $293 million of total debt, consisting of $250 million of senior unsecured notes due in July 2019, $40 million outstanding under the working capital facility in the UK and $3 million in seller subordinated notes.  We ended the quarter with no amounts outstanding under our senior revolving credit facility.  As of the end of the quarter, we had available liquidity in excess of $108 million, consisting of $29.9 million of cash on hand and $78 million available under our senior secured revolving credit facility.  Net of cash on hand, our total leverage ratio is 3.35x.

Commentary

Commenting on today's earnings announcement, Richard E. Perlman, Executive Chairman of ExamWorks, said: “The industry continues to validate our vision for its future and to recognize us as the choice national provider of IME services.  Today we are participating in more new national client opportunities than ever before and continue to be seen as the preferred acquirer, having completed six attractive acquisitions since our last report.  Last quarter we continued to make progress in the assimilation of our acquired businesses to prepare the company for 2012 and beyond.  As a result, we enter the fourth quarter and 2012 with a strong corporate infrastructure and culture, an increasing industry reputation for quality, service and technology and an enviable financial position that will allow us to continue to grow the company well into the future.”

James K. Price, Chief Executive Officer of ExamWorks said: “Consistent with managing our impressive post-IPO growth, we have invested in infrastructure and technology designed to provide unparalleled client service and support.  We have also repositioned our sales organization to reflect the growing international company that we are today and allow us to better take advantage of opportunities.  We also continue to identify acquisition candidates to enhance our business and product offering.  In short, we have been busy both growing the company and positioning it for continued future success.”

Business Outlook

ExamWorks is providing the following updated business outlook for fiscal year 2011:

•
Fiscal year 2011 reported revenue is expected to be $390 million to $395 million, including the expected results of all of our acquisitions completed through October 31, 2011.  Fiscal year 2011 pro forma revenues are expected to be $476 million to $481 million.  Pro forma revenues assume that all 2011 acquisitions were completed as of January 1, 2011.

•
Fiscal year 2011 reported adjusted EBITDA is expected to be approximately 16% of reported revenues and approximately 17% of pro forma revenues.  Adjusted EBITDA is a non-GAAP measure, the use of which by ExamWorks is described below.  The reconciliation to GAAP measures of reported 2011 Adjusted EBITDA is expected to be calculated and presented in a manner consistent with the reconciliation set forth below with respect to the three and nine months ended September 30, 2011.

•
For 2012, we expect pro forma revenues of approximately $570 million to $585 million, consisting of approximately 4-6% organic growth and a minimum of $75 million of acquired annual revenue.  For 2012, and consistent with 2011, we also expect adjusted EBITDA margins between 16-18%.  Although acquisitions will occur during the course of the year, pro forma revenues assume that all 2012 acquisitions will be completed effective January 1, 2012.

About ExamWorks Group

ExamWorks Group, Inc. is a leading provider of independent medical examinations (IMEs), peer and bill reviews and related services. We help our clients manage costs and enhance their risk management processes by verifying the validity, nature, cause and extent of claims, identifying fraud and providing fast, efficient and quality IME services. ExamWorks is focused on providing clients a national presence while maintaining the local service and capabilities they need and expect.

Non-GAAP Financial Measures

In connection with the ongoing operation of our business, our management regularly reviews Adjusted EBITDA, a non-GAAP financial measure, to assess our performance. We define Adjusted EBITDA as earnings before interest, taxes, depreciation, amortization, acquisition-related transaction costs, share-based compensation expenses, and other non-recurring costs. We believe that Adjusted EBITDA is an important measure of our operating performance because it allows management, lenders, investors and analysts to evaluate and assess our core operating results from period to period after removing the impact of changes to our capitalization structure, acquisition related costs, income tax status, and other items of a non-operational nature that affect comparability.

We believe that various forms of the Adjusted EBITDA metric are often used by analysts, investors and other interested parties to evaluate companies such as ours for the reasons discussed above. Additionally, Adjusted EBITDA is used to measure certain financial covenants in our credit facility. Adjusted EBITDA is also used for planning purposes and in presentations to our Board of Directors as well as in our incentive compensation programs for our employees, excluding our senior management.

Non-GAAP information should not be construed as an alternative to GAAP information, as the items excluded from the non-GAAP measures often have a material impact on our financial results. Management uses, and investors should use, non-GAAP measures in conjunction with our GAAP results.

Below is a table presenting a reconciliation of Adjusted EBITDA to net loss, the most comparable GAAP measure, for each of the periods indicated.

Forward Looking Statements

Statements made in this press release that express ExamWorks' or management's intentions, plans, beliefs, expectations or predictions of future events are forward-looking statements, which ExamWorks intends to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. These statements often include words such as "may," "will," "should," "believe," "expect," "anticipate," "intend," "plan," "estimate," or the negative of these terms or other similar expressions that convey uncertainty of future events or outcomes.  Forward-looking statements may include information concerning ExamWorks' possible or assumed future results of operations, including descriptions of ExamWorks' revenues, profitability, outlook and overall business strategy. You should not place undue reliance on these statements because they are subject to numerous uncertainties and factors relating to ExamWorks' operations and business environment, all of which are difficult to predict and many of which are beyond ExamWorks' control. Although ExamWorks believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many uncertainties and factors could affect ExamWorks' actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements, including but not limited to: our limited operating history; our ability to implement our growth strategy and acquisition program; our ability to integrate completed acquisitions; our expansion into international markets; our ability to secure additional financing; regulation of our industry; our information technology systems; our ability to protect our intellectual property rights and other information; our ability to compete successfully with our competitors; our ability to retain qualified physicians and other medical providers for our medical panel; our ability to retain our clients; our ability to provide accurate health-related risk assessment analyses of data; our ability to retain key management personnel; and restrictions in our credit facility, senior notes indenture and future indebtedness.  In addition, the risks discussed in our periodic reports, registration statements and other filings with the Securities and Exchange Commission could cause actual results to differ materially from the results anticipated by forward-looking statements.

You should keep in mind that any forward-looking statement made by ExamWorks herein, or elsewhere, speaks only as of the date on which made. ExamWorks expressly disclaims any intent, obligation or undertaking to update or revise any forward-looking statements made herein to reflect any change in ExamWorks' expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

ExamWorks will host a conference call to discuss the results and other matters at 5:00 p.m. Eastern Time. Please log in at least 10 minutes prior to the conference call in order to download the applicable audio software. Interested parties may participate live via telephone by dialing (866) 804-6926 in the U.S. or (857) 350-1672 internationally with access code 36248985. A live webcast of the call is also accessible through the Investor Relations section of the company’s web site at http://investorrelations.examworks.com/.

Following the conclusion of the call, a replay of the webcast will be available at the company’s web site within four hours. Alternatively, a telephonic replay of the call will be available at 8:00 p.m. Eastern Time (5:00 p.m. Pacific Time), and can be accessed until November 10, 2011 at midnight Eastern Time, by calling (888) 286-8010 in the U.S. or (617) 801-6888 internationally, with access code 22400759.

CONTACT:
ExamWorks Group, Inc.
J. Miguel Fernandez de Castro
404-952-2400
Senior Vice President and Chief Financial Officer
investorrelations@examworks.com

SOURCE: ExamWorks Group, Inc.

EXAMWORKS GROUP, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

	Three months ended September 30,		Nine months ended September 30,
	2010	2011	2010	2011

Revenues:	$48,563	$109,218	$109,242	$282,548
Costs and expenses:
Costs of revenues	30,428	72,148	68,693	186,225
Selling, general and administrative expenses	9,587	22,803	23,970	58,785
Depreciation and amortization	5,905	13,069	12,452	33,153
Total costs and expenses	45,920	108,020	105,115	278,163
Income from operations	2,643	1,198	4,127	4,385

Interest and other expenses, net:
Interest expense, net	2,676	4,722	5,423	8,922
Loss on early extinguishment of debt	-	621	-	621
Loss (gain) on interest rate swap	7	(56)	71	(253)
Realized foreign currency loss (gain)	(150)	-	(150)	223

Total interest and other expenses, net	2,533	5,287	5,344	9,513

Income (loss) before income taxes	110	(4,089)	(1,217)	(5,128)

Income tax expense (benefit)	33	(1,412)	(627)	(1,820)

Net income (loss)	$77	$(2,677)	$(590)	$(3,308)

Per Share Data:

Net income (loss) per share:
Basic	$0.00	$(0.08)	$(0.04)	$(0.10)
Diluted	$0.00	$(0.08)	$(0.04)	$(0.10)

Weighted average number of common
shares outstanding:
Basic	17,367,540	34,732,028	15,571,924	33,889,584
Diluted	22,342,793	34,732,028	15,571,924	33,889,584

Adjusted EBITDA	$9,915	$17,128	$20,264	$46,494

EXAMWORKS GROUP, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

	December 31,	September 30,
ASSETS	2010	2011

Current assets:
Cash and cash equivalents	$33,624	$29,869
Accounts receivable, net	38,638	138,553
Other receivables	33	61
Prepaid expenses	2,175	4,530
Deferred tax assets	68	5,085
Other current assets	42	16
Total current assets	74,580	178,114

Property, equipment and leasehold improvements, net	4,870	8,441
Goodwill	90,582	288,783
Intangible assets, net	66,914	147,545
Deferred tax assets, noncurrent	7,669	-
Deferred financing costs, net	4,176	11,868
Other assets	271	426

Total assets	$249,062	$635,177

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$19,999	$48,440
Accrued expenses	9,414	28,519
Accrued interest expenses	-	4,563
Deferred revenue	272	1,138
Current portion of subordinated unsecured notes payable	2,312	1,303
Current portion of contingent earnout obligation	2,478	90
Other current liabilities	3,105	4,967
Total current liabilities	37,580	89,020

Senior unsecured notes payable	-	250,000
Senior revolving credit facility and working capital facilities	4,998	39,979
Long-term subordinated unsecured notes payable,
less current portion	2,546	1,636
Long-term contingent earnout obligation, less current portion	2,032	85
Deferred tax liability, noncurrent	-	4,997
Other long-term liabilities	1,666	2,052
Total liabilities	48,822	387,769

Commitments and contingencies

Stockholders' equity:
Preferred stock, $0.0001 par value; Authorized 50,000,000
shares; no shares issued and outstanding at December 31, 2010
and September 30, 2011, respectively	-	-
Common stock, $0.0001 par value; Authorized 250,000,000 shares;
issued and outstanding 32,216,104 and 34,556,968 at December 31,
2010 and September 30, 2011, respectively	3	3
Additional paid-in capital	211,861	268,742
Accumulated other comprehensive income (loss)	1,216	(1,641)
Accumulated deficit	(12,840)	(16,148)
Treasury stock, at cost - no shares and 316,658 shares outstanding at
December 31, 2010 and September 30, 2011, respectively	-	(3,548)
Total stockholders' equity	200,240	247,408

Total liabilities and stockholders' equity	$249,062	$635,177

EXAMWORKS GROUP, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN THOUSANDS)

	Nine Months Ended September 30,
	2010	2011

Operating activities:
Net loss	$(590)	$(3,308)
Adjustments to reconcile net loss to net cash provided by
operating activities:
Loss (gain) on interest rate swap	71	(253)
Depreciation and amortization	12,452	33,153
Amortization of deferred rent	(48)	(386)
Share-based compensation	559	5,385
Excess tax benefit related to share-based compensation	-	(3,112)
Provision for doubtful accounts	427	1,381
Amortization of deferred financing costs	638	1,433
Deferred income taxes	(4,221)	(6,299)
Loss on early extinguishment of debt	-	621
Other	-	223
Changes in operating assets and liabilities, net of effects
of acquisitions:
Accounts receivable	(2,357)	(3,469)
Prepaid expenses and other current assets	(70)	(786)
Accounts payable and accrued expenses	6,375	1,337
Deferred revenue and customer deposits	(627)	(458)
Other liabilities	1,646	1,344
Net cash provided by operating activities	14,255	26,806

Investing activities:
Cash paid for acquisitions, net	(96,945)	(300,233)
Purchases of equipment and leasehold improvements, net	(1,339)	(4,121)
Working capital and other settlements for acquisitions	306	(1,884)
Net cash used in investing activities	(97,978)	(306,238)

Financing activities:
Borrowings under senior unsecured notes payable	-	250,000
Borrowings under revolving credit facilities	-	268,000
Net borrowings under working capital facilities	6,448	36,098
Excess tax benefit related to share-based compensation	-	3,112
Proceeds from the exercise of options and warrants	9	2,215
Borrowings under term loan	60,666	-
Issuance of preferred stock, net	32,421	-
Issuance of common stock, net	2,972	-
Payment of related party notes	(3,500)	-
Repayment of subordinated unsecured notes payable	(1,280)	(2,101)
Purchases of treasury stock	-	(3,548)
Payment of deferred financing costs	(1,947)	(9,746)
Repayment under revolving credit facilities	(4,281)	(268,000)
Other	(1,599)	(358)
Net cash provided by financing activities	89,909	275,672

Exchange rate impact on cash and cash equivalents	35	5

Net increase (decrease) in cash and cash equivalents	6,221	(3,755)
Cash and cash equivalents, beginning of period	1,499	33,624
Cash and cash equivalents, end of period	$7,720	$29,869

NON CASH INVESTING AND FINANCING ACTIVITIES:
Issuance of common stock for acquisitions	$9,373	$45,386
Issuance of common stock, net of related costs, to settle earnout obligations	$576	$808
Issuance of common stock for termination of agreement	$1,435	$-

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid for interest	$3,778	$4,759
Cash paid for income taxes	$207	$3,190

	Three months ended September 30,		Nine months ended September 30,
	2010	2011	2010	2011

Reconciliation of Adjusted EBITDA:

Net income (loss)	$77	$(2,677)	$(590)	$(3,308)
Share-based compensation expense (1)	261	2,363	559	5,385
Depreciation and amortization	5,905	13,069	12,452	33,153
Acquisition-related transaction costs	1,106	477	3,126	2,704
Other non-recurring costs	-	21	-	867
Interest and other expenses, net	2,533	5,287	5,344	9,513
Provision (benefit) for income taxes	33	(1,412)	(627)	(1,820)
Adjusted EBITDA	$9,915	$17,128	$20,264	$46,494

(1)
Share-based compenation expense of $650,000 and $1.3 million is included in costs of revenues for the three and nine months ended September 30, 2011 and the remainder is included in SGA expenses. For the three and nine months ended September 30, 2010, all share-based compensation expense is included in SGA expenses.